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                                                                   Exhibit 4.6


                            LEWIS GALOOB TOYS, INC.

              AMENDED AND RESTATED 1984 EMPLOYEE STOCK OPTION PLAN


                 1. Purpose. The Amended and Restated 1984 Employee Stock Option Plan (the "Plan") of Lewis Galoob Toys, Inc., a Delaware corporation (the "Company"), is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling such personnel to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirements for classifications as "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). For purposes of this Plan, the term "Plan ISO" shall mean an option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option, and the term "Plan Non-ISO" shall mean an option granted under the Plan which is not intended to, or which does not, satisfy such requirements.

                 2. Amount and Source of Stock. The total number of shares of the Company's Common Stock (the "Shares") which may be the subject of options granted pursuant to the Plan shall be limited so that the total number of Shares issued upon the exercise of options granted pursuant to the Plan shall not exceed 1,589,997 subject to adjustment as provided in paragraph 11. The total number of Shares which may be the subject of option granted to any individual during any fiscal year shall be limited so that the total number of Shares issued upon the exercise of such options shall not exceed 250,000, subject to adjustment as provided in paragraph 11. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Shares subject to such option shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan; provided, however, that in the case of the termination of an option in the same fiscal year that such option was granted (or, for purposes of determining the aggregate number of Shares which may be subject to options issued to any individual under this Plan, the termination of an option at any time), both the terminated option and the newly granted option shall be counted in determining whether the recipient has received the maximum number of options permitted under the Plan.

                 3. Administration of the Plan. The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") comprised of three or more members of the Board, selected by the Board, all of which members shall be both "disinterested persons" as that term is defined in Rule 16b-3(d)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as defined for purposes of Section
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162(m) of the Code.  The Committee is hereinafter sometimes referred to as the
"Administrative Body."

                 The Administrative Body shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The date on which the Administrative Body adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan ISO; provided, however, that in the event no such specification is made in such resolutions, the Administrative Body shall be deemed to have specified that such option is intended to qualify as a Plan ISO; provided further, however, that in the event that such specification, whether explicit or implicit, is inconsistent with terms set forth in such resolutions for such option, then such specification shall be deemed of no force and effect, and the Administrative Body shall be deemed to have made a specification which is consistent with such terms. The adoption of any such resolution by the majority of the members of the Administrative Body shall complete the necessary corporate action constituting the grant of such option (or options, as the case may be) and an offer of Shares for sale to such individual under the Plan.

                 4. Eligibility. All officers and employees of the Company and all officers and employees of any subsidiary of the Company, as determined by the Administrative Body, shall be eligible to receive options hereunder; provided, however, that no option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, at the time of the grant of such option, owns, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding stock of the Company (a "Ten Percent Stockholder"), unless the option granted to the Ten Percent Stockholder satisfies the additional conditions for options granted to Ten Percent Stockholders set forth in subparagraphs 5(a) and 6(a). For purposes of the Plan, a subsidiary shall mean any "subsidiary corporation" as defined in Section 424(f) of the Code or, with respect to any Plan Non-ISO, any partnership or non-corporate joint venture of which the Company or any subsidiary of the Company is a general partner or joint venturer. From time to time the Administrative Body shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.





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                 5.      Option Price; Maximum Grant.

                         (a)      The exercise price for the Shares purchasable
under any option granted pursuant to the Plan shall not be less than 100% or, in the case of an option granted to a Ten Percent Stockholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Administrative Body in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 11. For purposes of the Plan, the "fair market value per share" of the Shares on a given date shall be: (i) if the Shares are listed on a registered securities exchange or quoted on the National Market System, the closing price per share of the Shares on such date (or, if there was no trading reported on such date, on the next preceding day on which there was trading reported); (ii) if the Shares are not listed on a registered securities exchange and not quoted on the National Market System, but the bid and asked prices per share for the Shares are provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and not quoted on the National Market System and the bid and asked price per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the Administrative Body in good faith.

                         (b)      To the extent necessary for Plan ISOs to
qualify as Incentive Stock Options, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted, shall not exceed $100,000.

                 6.      Term of Option.  (a)      Subject to the provisions of
the Plan, the Administrative Body shall have absolute discretion in determining the period during which the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or non-cumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of an option granted to a Ten Percent Stockholder, five (5) years from the Date of Grant.

                         (b)      The grant of options by the Administrative
Body shall be effective as of the Date of Grant; provided, however, that no option granted hereunder shall be exercisable unless and until the holder shall enter into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency





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between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

                 7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Such notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 12(b) and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares of which the aggregate fair market value on the date of exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of such notice shall constitute an irrevocable election to purchase the Shares specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Shares covered by the notice shall, subject to the provisions of paragraphs 8 and 12 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. Subject to paragraph 8 hereof, the person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

                 8. Loans. Anything in paragraph 7 to the contrary notwithstanding, the making of a loan by the Company to an optionee for the purpose of fully or partially exercising an option granted hereunder shall be permissible, and the application of the proceeds of any such loan to such exercise shall not be construed to contravene the requirement that payment of the aggregate option price be made upon exercise of an option. Stockholder approval of this Plan constitutes approval of all such loans which the Administrative Body may in its sole discretion hereafter determine to make for the express purpose of permitting the exercise of an option granted hereunder.

                 9. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily not continue to serve as an employee of the Company or its subsidiaries, the option of such holder shall terminate upon the first day that the holder is no longer an employee (the "Termination Date"), regardless of the expiration date specified in such option. If the termination of such service is due to retirement (as defined by the Administrative Body in its sole discretion), the holder shall have the privilege of exercising any option that the holder could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the Termination Date. If the termination of such service is due to disability (within the meaning of such term under Section 22(e)(3) of the Code), he (or his duly appointed guardian or conservator)





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shall have the privilege of exercising any option that he could have exercised on the Termination Date; provided, however, that such exercise must be accomplished within the terms of such option and within one (1) year of the Termination Date. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of service.

                 Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to continue as an officer or employee of the Company or of any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder, or to lay off or require a leave of absence of such holder (with or without pay), at any time, with or without cause.

                 10. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 9 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

                 11.     Adjustments Upon Certain Events.

                         (a)      If the outstanding Shares are subdivided,
consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or similar transaction, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the exercise price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. Distributions to the Company's stockholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to stockholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Administrative Body, whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.





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                         (b)      In the event of the dissolution or
liquidation of the Company, or in the event of a merger or consolidation in which (1) the Company is not the surviving corporation and (2) the agreements governing such merger or consolidation do not provide for the issuance of Substitute Options (as hereinafter defined) in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, the holder of any option theretofore granted under this Plan shall have the right immediately prior to the record date for the determination of stockholders entitled to participate in such merger, consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided, however, that any conditions precedent to such exercise set forth in any resolution of the Administrative Body in granting any such options or set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their Shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of such date. For purposes of this subparagraph 11(b), a Substitute Option shall mean an option under which the holder of an option has the right to purchase on substantially equivalent terms (as hereinafter defined) (in lieu of Shares), the stock, securities or other property he would have been entitled to receive under the consummation of such merger or consolidation had he exercised the option immediately prior thereto. For purposes of the preceding sentence, "substantially equivalent terms" shall be those terms given approval by the Administrative Body in its sole discretion.

                 12.     General Restrictions.

                         (a)      No option granted hereunder shall be
exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In the case of any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

                         (b)      The Administrative Body may require, as a
condition to the right to exercise an option, that the Company receive from the option holder, at the time of any





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such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder for investment only and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

                 13. Restrictions on Transfers of Shares; Repurchase by the Company.

                         (a)      Without the prior written consent of the
Company, the individual exercising an option hereunder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of options hereunder or any interest in any such Shares within seven months following the date of such exercise. In the event that during the first six months of such period the option holder shall, for any reason (other than death), cease to be an officer or employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, the Company shall have the right for the duration of such six month period to repurchase from the option holder, and upon the exercise of such right, the option holder shall be required to sell to the Company, all such Shares owned by him which are then subject to restriction under this subparagraph 13(a) for a price equal to the aggregate exercise price paid for such Shares. The Company may exercise its right to repurchase Shares by mailing a notice of exercise to the option holder prior to the expiration of the Company's repurchase right. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by the optionee in cash or check as payment of the exercise price, and (ii) a number of Shares equal to the number of Shares, if any, paid by the optionee in cash or check as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the Company made a loan to such optionee for the purpose of fully or partially exercising such option, the Company shall return to the optionee any note made by the optionee to the Company and/or its order to evidence his indebtedness to the Company for such loan. In the event the optionee had paid the option exercise price, in whole or in part, in Shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the optionee ceased to be an officer or employee of the Company or its subsidiaries.

                         (b)      The certificate or certificates delivered to
individuals who exercise options hereunder to evidence Shares acquired upon any exercise of an option (as provided in paragraph 7 hereof) shall bear, in addition to any restrictive legend required by subparagraph 12(b) hereof, a legend summarizing the restrictions set forth in subparagraph (a) of this paragraph 13.

                         (c)      In the event of the death of an option
holder, all restrictions set forth in subparagraph (a) and provided for in subparagraph (b) of this paragraph shall





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terminate forthwith with respect to any and all Shares owned by such holder at the date of his death, but neither the termination of such restrictions upon the death of the holder nor any lapse of restrictions upon the expiration of any period specified in subparagraph 13(a) hereof shall affect the obligations of the holder (or his executor or administrator) to comply with the requirements of subparagraph 12(b) hereof in connection with any sale or other disposition of any such Shares.

                         (d)      Anything in the Plan to the contrary
notwithstanding, the Administrative Body shall have the power, in its discretion, to reduce or eliminate the period of time during which the transfer of a holder's Shares is restricted under, and/or to eliminate or modify in the holder's favor the Company's right to repurchase Shares pursuant to this paragraph 13, whether before or after any option is granted or exercised hereunder.

                 14. Exchange of Options. The Administrative Body shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Company to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise options under the Plan; provided, however, that in the case of the termination of an option in the same fiscal year that such option was granted (or, for purposes of determining the aggregate number of Shares which may be subject to options issued to any individual under this Plan, the termination of an option at any time), both the terminated option and the newly granted option shall be counted in determining whether the recipient has received the maximum number of options permitted under the Plan.

                 15. Provision of Information to Optionees. The Company shall furnish annually to each optionee while his or her option remains in effect and not fully exercised, copies of all annual and quarterly reports filed by the Company with the Securities and Exchange Commission during such period, or, if no such reports are required to be so filed, copies of all annual and other periodic reports provided by the Company to its stockholders generally.

                 16. Amendment. The Board shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted (in the aggregate or to any individual) under the Plan, (ii) expands the class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan or (iv) decreases the minimum exercise price of such options shall only be adopted by the Board subject to stockholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under any option.





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                 17.     Termination.  Unless the Plan shall theretofore have
been terminated as hereinafter provided, the Plan shall terminate on April 20, 2004, and no options under the Plan shall thereafter be granted; provided, however, that the Board may at any time, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan by the Board shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

                 18. Stockholder Approval. The Plan shall be submitted to the stockholders of the Company for approval not later than at the 1994 Annual Meeting of the Company's stockholders. Any options granted hereunder prior to such stockholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained by such date, the Plan and any options granted on or after April 21, 1994, the date of approval by the Directors of the amendment and restatement of the Plan, shall terminate.





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